CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment no.1 to Registration Statement of Pingtan Marine Enterprise Ltd. of Form S-3 of our audit report dated March 28, 2013, relating to the consolidated financial statements of China Dredging Group Co., Ltd. as of December 31, 2012 and 2011 and for the years then ended. We also consent to the reference to us under the heading "Experts" in this registration statement of Form S-3.

/s/ UHY VOCATION HK CPA LIMITED

UHY VOCATION HK CPA LIMITED

Hong Kong, the People’s Republic of China

May 31, 2013